                       TRANSFER AGENCY SERVICES AGREEMENT


         THIS AGREEMENT is made as of October 28, 1999 by and between PFPC INC., a Delaware corporation ("PFPC"), and HAMBRECHT & QUIST FUND TRUST, a Delaware business trust (the "Trust").

                              W I T N E S S E T H:

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

         (a)      "1933 ACT" means the Securities Act of 1933, as amended.

         (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

         (c) "AUTHORIZED PERSON" means any officer of the Trust and any other person duly authorized by the Trust's Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Trust by setting forth such limitation in the Authorized Persons Appendix.

         (d)      "CEA" means the Commodities Exchange Act, as amended.


         (e) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

         (f)      "SEC" means the Securities and Exchange Commission.

         (g) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

         (h) "SHARES" mean the shares of beneficial interest of any series or class of the Trust.

         (i) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Trust, on behalf of each Portfolio, hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Trust in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Trust has provided or, where applicable, will provide PFPC with the following:

         (a) Certified or authenticated copies of the resolutions of the Trust's Trustees, approving the appointment of PFPC or its affiliates to provide services to the Trust and approving this Agreement;

         (b) A copy of the Trust's most recent effective registration statement;

         (c) A copy of the advisory agreement with respect to each investment Portfolio of the Trust (each, a Portfolio);

         (d) A copy of the distribution agreement with respect to each class of Shares of the Trust;

         (e) A copy of each Portfolio's administration agreements if PFPC or its affiliate is not providing the Portfolio with such services;

         (f) Copies of any shareholder servicing agreements (other than agreements with financial intermediaries) made in respect of the Trust or a Portfolio; and

         (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Trust or any of its investment portfolios.

5.       INSTRUCTIONS.

         (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

         (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Trust's organizational documents or of any vote, resolution or proceeding of the Trust's Trustees or of the Trust's shareholders, unless and until PFPC receives Written Instructions to the contrary.

         (c) The Trust agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the business day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Trust in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.       RIGHT TO RECEIVE ADVICE.

         (a) ADVICE OF THE TRUST. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Trust.

         (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Trust, the Trust's investment adviser or PFPC, at the option of
                  PFPC).

         (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Trust, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

         (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Trust or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

7. RECORDS; VISITS. The books and records pertaining to the Trust, which are in the possession or under the control of PFPC, shall be the property of the Trust and shall be surrendered promptly on request of the Trust. Such books and records shall be prepared and maintained by PFPC as required by the 1940 Act and other applicable securities laws, rules and regulations. The Trust and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided by PFPC to the Trust or to an Authorized Person, at the Trust's expense.

8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Trust and information relating to the Trust and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Trust. The Trust agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

9. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Trust's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. YEAR 2000 READINESS DISCLOSURE. PFPC (a) has reviewed its business and operations as they relate to the services provided hereunder, (b) has developed or is developing a program to remediate or replace computer applications and systems, and (c) has developed a testing plan to test the remediation or replacement of computer applications/systems, in each case, to address on a timely basis the risk that certain computer applications/systems used by PFPC may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PFPC's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely affect PFPC's ability to perform its duties and obligations under this Agreement.

12. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Trust, on behalf of each Portfolio, will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Trust and PFPC.

13. INDEMNIFICATION. The Trust, on behalf of each Portfolio, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Trust or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Notwithstanding the preceding sentence, neither PFPC, nor any of its affiliates, shall be indemnified, and PFPC shall indemnify and hold harmless the Trust and its affiliates, against any liability

         (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations. Any amounts payable by the Trust hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Trust.

14.      RESPONSIBILITY OF PFPC.

         (a) PFPC shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

         (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and

                  (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Trust for any consequential, special or indirect losses or damages which the Trust may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

15.      DESCRIPTION OF SERVICES.

         (a)      SERVICES PROVIDED ON AN ONGOING BASIS, IF APPLICABLE.

                  (i)      Calculate 12b-1 payments and sales charges;

                  (ii)     Maintain proper shareholder registrations;

                  (iii) Review new applications and correspond with shareholders to complete or correct information;

                  (iv)     Direct payment processing of checks or wires;

                  (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

                  (vi)     Countersign Share certificates;

                  (vii) Prepare and mail to shareholders confirmations of activity;

                  (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                  (ix) Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PFPC;

                  (x) Provide periodic shareholder lists and statistics to the Trust;

                  (xi)     Provide detailed data for broker confirmations;

                  (xii) Prepare periodic mailing of year-end tax and statement information;

                  (xiii) Notify on a timely basis the investment adviser, accounting agent, and custodian of Portfolio activity; and

                  (xiv) Perform other shareholder services as may be agreed upon from time to time.

         (b) SERVICES PROVIDED BY PFPC UNDER ORAL INSTRUCTIONS OR WRITTEN INSTRUCTIONS.

                  (i) Accept and post daily Trust purchases and redemptions;

                  (ii) Accept, post and perform shareholder transfers and exchanges;

                  (iii)    Pay dividends and other distributions;

                  (iv)     Solicit and tabulate proxies; and

                  (v) Issue and cancel certificates, if any (when requested in writing by the shareholder).

         (c) PURCHASE OF SHARES. PFPC shall issue and credit an account of an investor, in the manner described in the Trust's prospectus, once it receives:

                  (i)      A purchase order;

                  (ii) Proper information to establish a shareholder account; and

                  (iii) Confirmation of receipt or crediting of funds for such order to the Trust's custodian.

         (d) REDEMPTION OF SHARES. PFPC shall redeem Shares only if that function is properly authorized by the Trust's Declaration of Trust or resolution of the Trust's Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Trust's prospectus, when the recordholder submits the redemption in proper form and directs the method of redemption. If a redemption submission is received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Trust's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

                  (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

                  (ii) Transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

                  When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

         (e) DIVIDENDS AND DISTRIBUTIONS. Upon receipt of a resolution of the Trust's Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Trust in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Trust's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of Trusts to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Trust's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Trust as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions paid by the Trust to its shareholders as required by tax or other law, rule or regulation.

         (f)      SHAREHOLDER ACCOUNT SERVICES.

                  (i) PFPC will arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                           -        Any pre-authorized check plan; and

                           - Direct purchases through broker wire orders, checks and applications.

                  (ii) PFPC will arrange, in accordance with the prospectus, for a shareholder's:

                           - Exchange of Shares for shares of another fund with which the Portfolio has exchange privileges;

                           - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or

                           - Redemption of Shares from an account with a checkwriting privilege.

         (g) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, PFPC shall mail all communications by the Trust to its shareholders, including:

                  (i)      Reports to shareholders;

                  (ii)     Confirmations of purchases and sales of Trust Shares;

                  (iii)    Monthly or quarterly statements;

                  (iv)     Dividend and distribution notices;

                  (v)      Proxy material; and

                  (vi)     Tax form information.

                  In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Trust's shareholders.

         (h) RECORDS. PFPC shall maintain records of the accounts for each shareholder showing the following information:

                  (i) Name, address and United States Tax Identification or Social Security number;

                  (ii) Number and class and series of Shares held and number and class and series of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

                  (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions in a shareholder's account;

                  (iv) Any stop or restraining order placed against a shareholder's account;

                  (v) Any correspondence relating to the current maintenance of a shareholder's account;

                  (vi)     Information with respect to withholdings; and

                  (vii) Any information required in order for the transfer agent to perform any calculations contemplated or required by this Agreement.

         (i) LOST OR STOLEN CERTIFICATES (IF TRUST ISSUES CERTIFICATES). PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

                  (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

                  (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

         (j) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Trust shareholder to inspect stock records, PFPC will notify the Trust and the Trust will issue Written Instructions granting or denying such request. Unless PFPC has acted contrary to the Trust's Written Instructions, the Trust agrees to, and does hereby, release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Trust's stock records.

         (k)      WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES.
                  Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Trust and reduce the total amount of outstanding shares by the number of shares surrendered by the Trust.

16. DURATION AND TERMINATION. This Agreement shall continue for two years from the date hereof and continuously thereafter until terminated by the Trust or by PFPC on sixty (60) days' prior written notice to the other party. During the term of this Agreement, either party may terminate this Agreement upon written notice if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice of breach.


17. NOTICES. All notices and other written communications, including Written Instructions, shall be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Trust, at One Bush Street, San Francisco, California 94104, Attn: David R. Krimm, with a copy to Steven N. Machtinger, Esq., at One Bush Street, San Francisco, California 94104; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by tested telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

18. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Trust 30 days prior written notice of such assignment or delegation, (ii) the assignee or delegate agrees to comply with all the provisions of this Agreement, (iii) PFPC and such assignee or delegate promptly provide such information as the Trust may reasonably request, and respond to such questions as the Trust may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate), and
         (iv) PFPC remains responsible for all of its obligations under this Agreement.

20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.      MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.


         (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         (g) LIMITATIONS. The obligations assumed by the Trust under this Agreement are assumed on behalf of each Portfolio separately, and no Portfolio shall be liable for the obligations of any other Portfolio. Neither the Trustees nor any of the Trust's shareholders, officers, employees or agents, whether past, present or future, shall be personally liable for the obligations of the Trust or any Portfolio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.


                                    By: /s/ Joseph Gramlich
                                       -----------------------------

                                    Title: Senior Vice President
                                          --------------------------


                                    HAMBRECHT & QUIST FUND TRUST


                                    By: /s/ David R. Krimm
                                       -----------------------------

                                    Title:  President
                                          --------------------------

                                    EXHIBIT A


         THIS EXHIBIT A, dated as of October 28, 1999, is Exhibit A to that certain Transfer Agency Services Agreement dated as of October 28, 1999 between PFPC Inc. and Hambrecht & Quist Fund Trust.



                                   PORTFOLIOS


                        H & Q IPO & Emerging Company Fund

                           AUTHORIZED PERSONS APPENDIX



NAME (TYPE)                                     SIGNATURE



David R. Krimm
-----------------------------                   --------------------------------


Robert N. Savoie
-----------------------------                   --------------------------------


Steven N. Machtinger
-----------------------------                   --------------------------------


Robert L. Schooler
-----------------------------                   --------------------------------



-----------------------------                   --------------------------------



-----------------------------                   --------------------------------



-----------------------------                   --------------------------------



-----------------------------                   --------------------------------



                                                Dated:  October 28, 1999